Exhibit 99.1

For Further Information

Contacts:

For Dendreon

Media & Investors: Stephanie Seiler, Dendreon, 206-829-1500

Investors: Fern Lazar/David Carey, LazarWeiss, 212-867-1762

Media: Jim Weiss, LazarWeiss, 415-260-1274

For Corvas

George P. Vlasuk Ph.D., 858-625-3125, ext: 1112

Chief Scientific Officer, Corvas

Media & Investors: Virginia Amann, 608-274-6046

Dendreon To Acquire Corvas

—New Company Will Have Multiple Clinical Products, Significant Oncology R&D Pipeline,

Strong Cash Position and Experienced Management Team —

Seattle, WA and San Diego, CA, February 25, 2003 — Dendreon (Nasdaq: DNDN) and Corvas (Nasdaq: CVAS), jointly announced today that they have signed a definitive merger agreement under which Dendreon will acquire Corvas in a strategic transaction that creates a combined company with a strong clinical and preclinical pipeline and significant financial resources to discover, develop and commercialize novel products that address unmet medical needs in treating cancer and cardiovascular disease.

Under the terms of the agreement, each share of Corvas common stock will be exchanged for a fixed ratio of 0.45 shares of Dendreon common stock in a tax-free reorganization. Based on Dendreon’s closing share price of $5.79 on February 24, 2003, the transaction is valued at $72.9 million. The acquisition, which has been approved unanimously by the boards of directors of both companies, is subject to approval by the stockholders of each company. Following the closing of the acquisition, and payment of existing Corvas convertible debt, Dendreon is expected to have approximately $110 million in cash. Dendreon’s existing stockholders will own approximately 68.6% of the combined company and Corvas’ existing stockholders will own approximately 31.4%. The transaction is anticipated to close in the second quarter of 2003, subject to approval by stockholders of both companies.

“This acquisition creates a company with multiple product opportunities addressing two of the largest patient populations in healthcare: cancer and cardiovascular disease,” said Dr. Mitchell H. Gold, CEO of Dendreon, who will continue as CEO of the combined company. “Importantly for our near-term success, this deal enables us to continue our intense efforts to bring Provenge™, Dendreon’s Phase III investigational therapeutic vaccine for the treatment of prostate cancer, to those patients suffering from advanced androgen independent prostate cancer who have few, if any, alternatives for treatment. We also look forward to continuing clinical development of rNAPc2 in ongoing Phase II clinical trials for patients with acute coronary syndromes.”

“An important attraction to us is Corvas’ leadership in the field of serine proteases. We recognized the synergies to be gained by combining two very potent oncology programs,” added Dr. Gold. “We now have multiple future product opportunities in the field of serine proteases including small molecule inhibitors, antibodies and promising protease activated pro-drugs. We believe that these programs will play a significant role in shaping the future of oncology medicine. This acquisition strengthens our collective research capabilities, particularly in medicinal chemistry, small molecule research and protease activated cancer therapeutics, which should accelerate our company’s product development efforts. We will now have R&D capabilities in two biotech hubs, Seattle and San Diego, to create assets that will fuel the growth of the company by significantly expanding our product portfolio.”

“We believe that this deal creates greater long-term value for Corvas and Dendreon stockholders, not only because it establishes an integrated, multi-disciplinary biotechnology company with experienced management and significant financial resources, but also because it brings together complementary strengths in research and product development,” said Randall E. Woods, Corvas’ CEO.

Needham & Company, Inc. and SG Cowen Securities Corporation advised Dendreon, and Lazard Freres and Company advised Corvas on this transaction.

Expanded Cancer Pipeline

Dendreon recently announced encouraging data from its first placebo controlled Phase III trial of Provenge, its investigational therapeutic vaccine for the treatment of prostate cancer. These results enabled the company to work with the U.S. Food and Drug Administration to establish a pathway for a pivotal Phase III trial program for this product candidate. New product opportunities also are expected to emerge from the company’s vaccine platform, including APC8024 for breast, colon and ovarian cancers, which is completing Phase I clinical testing and from its comprehensive collaboration with Genentech on its Trp-p8 gene platform. Corvas’ preclinical pipeline includes protease activated cancer therapies and serine protease inhibitors that also are expected to enhance Dendreon’s efforts to establish itself as a leading developer of cancer therapeutics.

Potential New Product Opportunity in Cardiovascular Disease

Corvas recently announced the start of a multi-center, Phase II clinical program to investigate the safety and efficacy of its proprietary anticoagulant, recombinant nematode anticoagulant protein rNAPc2, in patients with acute coronary syndromes (ACS), which include unstable angina and non-ST-segment elevation myocardial infarction. The objective of the clinical program, referred to as ANTHEM/TIMI 32, is to establish a safe and effective dose of rNAPc2 in moderate to high-risk patients with ACS. The Phase II program is designed to be conducted in three parts, each of which will investigate rNAPc2 in combination with current anticoagulant and anti-platelet therapies.

Conference Call Details

Dendreon and Corvas will host a conference call today, February 25, 2003, at 8:30 a.m. Eastern Time. To access the live call, please dial 1-888-455-9672 (U.S.) or 1-630-395-0175 (international). The conference ID is DENDREON. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. Access to live audio of the conference call will be available by following the appropriate links at http://www.Dendreon.com or http://www.Corvas.com.

The information provided on the teleconference is only accurate at the time of the conference call, and Dendreon and Corvas will take no responsibility for providing updated information except as required by law.

About Dendreon

Dendreon Corporation is a biotechnology company with several cancer therapeutic vaccines in clinical trials and preclinical development. Dendreon’s product pipeline also includes monoclonal antibodies and a pathway to small molecules. Dendreon has established important alliances with industry leaders Genentech, Inc. and Kirin Brewery Co., Ltd. For more information, visit www.dendreon.com.

About Corvas

Corvas International, Inc. is a biopharmaceutical company focused on the development of new biotherapeutics that address large medical markets, including cardiovascular disease and cancer. Its cardiovascular drug candidate, rNAPc2, is a novel anticoagulant intended for the treatment of people affected by acute coronary syndromes, specifically unstable angina and non-ST-segment elevation myocardial infarction. Corvas’ cancer research programs are focused on the development of new biotherapies, including monoclonal antibodies and synthetic pro-drugs, that target serine proteases associated with the growth and spread of cancerous tumors.

Additional Information About the Acquisition and Where to Find It

Dendreon and Corvas intend to file with the Securities and Exchange Commission (“SEC”) a joint proxy statement/prospectus with respect to the acquisition and other relevant materials. INVESTORS AND SECURITY HOLDERS OF DENDREON AND CORVAS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DENDREON, CORVAS AND THE ACQUISITION. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Dendreon or Corvas with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.

In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Dendreon by directing a request to: Dendreon Inc., 3005 First Avenue, Seattle, WA 98121, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Corvas by contacting Corvas Investor Relations at 3030 Science Park Road, San Diego CA 92121.

Dendreon, Corvas and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Dendreon and Corvas in favor of the acquisition. Information about the executive officers and directors of Dendreon and their ownership of Dendreon common stock is set forth in the proxy statement for Dendreon’s 2002 Annual Meeting of Shareholders, which was filed with the SEC on April 12, 2002. Information about the executive officers and directors of Corvas and their ownership of Corvas common stock is set forth in the proxy statement for Corvas’ 2002 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2002. Certain directors and executive officers of Corvas may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options, rights to severance payments if their employment is terminated following the merger. Additional information regarding Dendreon, Corvas, and the interests of their respective executive officers and directors in the acquisition will be contained in the joint proxy statement/prospectus regarding the acquisition.

Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the acquisition.

Forward-looking statements

Except for historical information contained herein, this news release contains forward-looking statements, including statements about future financial and operating results and Dendreon’s anticipated acquisition of Corvas. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties, particularly those risks and uncertainties inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, that could cause actual results to differ materially from those described in the forward-looking statements.

Statements of expected synergies, accretion, timing of closing, execution of integration plans and management and organizational structure are all forward-looking statements. Risks and uncertainties include the possibility that the market for the sale of certain products may not develop as expected; that development of these products may not proceed as planned; the acquisition of Corvas does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that prior to the closing of the proposed acquisition, the businesses of the companies suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies or achieve planned synergies; reliance on key employees, especially senior management, risks related to Dendreon’s limited operating history, risks associated with completing Dendreon’s clinical trials, the risk that the results of one clinical trial will not be repeated in another clinical trial, the risk that the results of a clinical trial, including Phase III trials of Provenge, will not support applying for or approval of a biologics license by the FDA, the uncertainty of Dendreon’s future access to capital, the risk that Dendreon may not secure or maintain relationships with collaborators, and dependence on intellectual property; and other risks and uncertainties that are described in the reports filed by Dendreon and Corvas with the SEC, including their most recent quarterly reports on Form 10-Q. Further information on the risks and uncertainties that could affect Dendreon’s business, financial condition and results of operations are contained in Dendreon’s filings with the SEC, which are available at www.sec.gov.

# # #

Note to Editors

About Prostate Cancer:

Prostate cancer is the leading cancer diagnosed among men in the United States. More than one million men in the United States have prostate cancer, with 200,000 cases diagnosed and 31,500 deaths in 2001. There is currently no available treatment for androgen independent prostate cancer.

About Acute Coronary Syndromes:

Unstable angina (UA) and non-ST-segment elevation myocardial infarction (NSTEMI) are related and potentially life-threatening heart conditions, which are classified more generally under Acute Coronary Syndrome. These conditions usually occur when an atherosclerotic plaque ruptures in one or more arteries of the heart. Traditional therapies are not completely effective, however, and as many as 15% of UA/NSTEMI patients will go on to experience a heart attack or death within thirty days of hospitalization. With over 3.5 million people who suffer from UA/NSTEMI world wide, there is a clear need for better anticoagulant strategies.

About Serine Proteases:

Serine proteases, an important class of enzymes, are emerging as key components of the process by which solid tumors, including prostate, breast, ovarian and colorectal cancers, grow. Certain serine proteases located on the surface of tumor cells have been shown to activate growth factors that are thought to promote the metastatic spread and establishment of tumor cells. Serine proteases represent a promising new source of potential targets for the development of novel cancer therapeutics, including small molecule drugs, antibodies and protease activated pro-drugs.

7